MI - 130238.1
                                  Exhibit 23.1

Consent of Independent Certified Public Accountants
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We have  issued our report  dated  October 8, 2001  accompanying  the  financial statements of TSET, Inc. appearing in the 2001 Annual Report of the Company to its shareholders on Form 10-K for the year ended June 30, 2001 which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ Grant Thornton LLP

Portland, Oregon
June 19, 2002